SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported)
April 15, 2003

Collegiate Funding of Delaware, L.L.C.
(Exact name of registrant as specified in charter)

Sponsor of:

Collegiate Funding Services Education Loan Trust 2003-A

Delaware (State or other jurisdiction of incorporation)	333-102258 (Commission File Number)	13-1812121 (IRS Employer Identification No.)

100 Riverside Parkway, Suite 125, Fredericksburg, Virginia     22406
(Address of principal executive offices)                                 (Zip Code)

Registrant's telephone number, including area code (540) 374-1600

Not Applicable
(Former name or former address, if changed since last report.)

Item 5. Other Events

(i)	See the monthly statement attached as Exhibit 20.1 hereto distributed to holders of Collegiate Funding Services Education Loan Trust 2003-A, Student Loan Asset Backed Notes, Series 2003-A.

(ii)	On April 15, 2003, Collegiate Funding Services, L.L.C., through a subsidiary, acquired all the assets, but not the liabilities, of SunTech, Inc. and succeeded to SunTech's business. Collegiate Funding Services is conducting this business under the name CFS-SunTech Servicing, L.L.C. As a result of this acquisition, Collegiate Funding Services, through its subsidiaries, is servicing all the student loans that had been serviced by SunTech.

(iii)	On May 8, 2003, Collegiate Funding Services Education Loan Trust 2003-A (the "Issuer") entered into Amendment No. 1 to its Indenture of Trust dated as of February 1, 2003. This amendment allows the Issuer to acquire through September 30, 2003 up to $3,000,000 principal amount of "add-on loans" related to consolidation loans currently owned by the Issuer. As consideration for these "add-on loans", the Issuer will exchange student loans it currently owns with a similar principal balance.

Item 7. Financial Statements and Exhibits

           (c) Exhibits furnished in accordance with Items 601(a) of Regulation S-K

Exhibit No.

4.1 Amendment No. 1 dated as of May 1, 2003 to the Indenture of Trust dated as of February 1, 2003 between Collegiate Funding Services Education Loan Trust 2003-A, as issuer, and U.S. Bank National Association, as eligible lender trustee and trustee.

20.1 Monthly statement distributed to holders of Collegiate Funding Services Education Loan Trust 2003-A, Student Loan Asset Backed Notes, Series 2003-A.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: May 13, 2003	COLLEGIATE FUNDING OF DELAWARE, L.L.C. By: /s/ Kevin A. Landgraver Name: Kevin A. Landgraver Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number 4.1	Description

Amendment No. 1 dated as of May 1, 2003 to the Indenture of Trust dated as of February 1, 2003 between Collegiate Funding Services Education Loan Trust 2003-A, as issuer, and U.S. Bank National Association, as eligible lender trustee and trustee.

20.1	Monthly statement distributed to holders of Collegiate Funding Services Education Loan Trust 2003-A, Student Loan Asset Backed Notes, Series 2003-A